Exhibit 8(a)(ii)

AMENDMENT TO

PARTICIPATION AGREEMENT

This Agreement, effective as of May 1, 2005 (“Agreement”) as amended and restated, is hereby  amended and restated as of May 1, 2014, by and among The Lincoln National Life Insurance Company, an Indiana life insurance company (“Insurer”), AllianceBernstein L.P. (formerly Alliance Capital Management L.P., a Delaware limited partnership (“Adviser”), the investment adviser of the Fund referred to below; and AllianceBernstein Investments, Inc. (formerly AllianceBernstein Investment Research and Management, Inc.), a Delaware corporation (“Distributor” and together with Adviser, “Alliance”), the Fund’s principal underwriter (collectively, the “Parties”),

WITNESSETH THAT:

Whereas, the Parties now desire to amend the Participation Agreement as follows:
To make shares of the Portfolios of the Fund made available by Distributor to serve as underlying investment media for variable annuity contracts and variable life insurance policies issued by Insurer listed in Schedule B (“Amendment to Schedule B”).

Now, Therefore, in consideration of the mutual benefits and promises contained herein, the Parties hereby amend the Participation Agreement as reflected in the attached Amendment to Schedule B.

In Witness Whereof, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                The Lincoln National Life Insurance Company

By: /s/ Daniel R. Hayes
Name: Daniel R. Hayes
Title:  Vice President

Alliance Bernstein L.P.

By: /s/ Emilie D. Wrapp
Name:  Emilie D. Wrapp
Title: Assistant Secretary

AllianceBernstein Investments, Inc.

By: /s/ Stephen J. Laffey
Name:  Stephen J. Laffey
Title:  Assistant Vice President

 Amendment to
Schedule B
As of May 1, 2014

Insurer Contracts to which the Portfolios of the Fund are made available under this Agreement:

ChoicePlus Variable Annuity
ChoicePlus Access
ChoicePlus Bonus
ChoicePlus II
ChoicePlus II Access
ChoicePlus II Bonus
ChoicePlus II Advance
ChoicePlus Assurance (B Share)
ChoicePlus Assurance (B Class)
ChoicePlus Assurance (C Share)
ChoicePlus Assurance (Series)
ChoicePlus Assurance (L Share)
ChoicePlus Assurance (Bonus)
ChoicePlus Assurance (A Share/Class)
ChoicePlus AssuranceSM (Prime)
ChoicePlus Design
ChoicePlus Fusion
ChoicePlus SM Rollover
ChoicePlus SM Signature
Individual Multi-Fund® 1-4
Individual Multi-Fund® Select
Individual Multi-Fund ® 5
Investor AdvantageSM
Investor AdvantageSM Fee-Based
Investor AdvantageSM RIA
Group Multi-Fund®
Group Variable Annuity (GVA) I, II, & III
VULone Elite
VULone 2005 Elite
Momentum VULone Elite
Momentum VULone 2005 Elite
Momentum SVULone Elite
VULCV
VULCV II
VULCV II Elite
VULFlex
VULCV III Elite
VULCV IV Elite
VULDB
VULDB Elite
VULDB II Elite
VULDB IV Elite
Money Guard
SVUL II
SVUL II Elite
SVUL III Elite
SVUL IV Elite
SVULone Elite
CVUL III Elite
VULone 2007 Elite
VULone 2010
SVULone 2007 Elite
Momentum VULone 2007 Elite
Momentum SVULone 2007 Elite
AssetEdge VUL Elite
Momentum AssetEdge VUL Elite
PreservationEdge SVUL Elite
SVUL
SVUL Elite
Lincoln Corporate Variable 4
Lincoln Corporate Variable 5
Lincoln Corporate Variable Private Solutions
Wells Fargo New Directions Core
Wells Fargo New Directions Access
Wells Fargo New Directions Access 4
Individual Variable Annuity (f/k/a SEI)
Individual Select Variable Annuity (f/k/a SEI)
Director TM
Lincoln American Legacy Retirement Group Annuity
Private Placement VUL
Lincoln Corporate Commitment VUL